Exhibit 23(ii)

                               Daszkal Bolton LLP
                          Certified Public Accountants

Michael I. Daszkal, CPA, P.A.                     2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.                                Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                                     t: 561.367.1040
Michael S. Kridel, CPA, P.A.                                     f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                              www.daszkalbolton.com




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our audit report dated January 9, 2002 in the Form SB-2 of BBC Graphics of Palm Beach, Inc., for the periods ended September 30, 2001 and September 30, 2000, and to the reference to our firm under the caption "experts" in the Prospectus.


/s/Daszkal Bolton LLP


Boca Raton, Florida
July 22, 2002



          Member of American Institute of Certified Public Accountants
                  SEC and Private Companies Practice Sections
             Member AGN International Affiliated Offices Worldwide